                                                                      EXHIBIT 12

                                  FIRST BANCORP
   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS-
                         EXCLUDING INTEREST ON DEPOSITS
                                 (In thousands)

                                           3/31/01          2000             1999           1998             1997            1996
                                           --------       ---------       ---------       ---------       ---------       ---------
EARNINGS:

Net Income                                 $ 19,801(1)    $  67,276       $  62,075       $  51,812       $  47,528       $  37,634

Income Taxes                                  4,338          14,761           7,288           4,798           8,125          12,281
                                           --------       ---------       ---------       ---------       ---------       ---------
Pre-tax income                               24,139          82,037          69,363          56,610          55,653          49,915

Plus:
Fixed Charges                                32,208         120,481          92,760          86,814          58,302          42,701
                                           --------       ---------       ---------       ---------       ---------       ---------

TOTAL EARNINGS                             $ 56,347       $ 202,518       $ 162,123       $ 143,424       $ 113,955       $  92,616

FIXED CHARGES:
Interest expense                           $ 76,276       $ 272,615       $ 183,330       $ 155,130       $ 130,429       $ 113,027
Less: Interest on deposits                  (44,265)       (153,283)        (90,489)        (70,418)        (72,147)        (70,964)

Interest capitalized                             --              --              --              --              --              --

Rental expense relating to operating
  leases (1/3 of rentals)                       337           1,347           1,130           1,053             978             965

Net amortized premiums/discounts
  on debt                                      (140)           (198)         (1,211)             --            (958)           (327)

Net capitalized premiums/discounts
  on debt                                        --              --              --           1,049              --              --
                                           --------       ---------       ---------       ---------       ---------       ---------

TOTAL FIXED CHARGES BEFORE
  PREFERRED DIVIDENDS                        32,208         120,481          92,760          86,814          58,302          42,701
                                           --------       ---------       ---------       ---------       ---------       ---------

Preferred Dividend Requirements              3,169         7,408        4,275           --           --           --

Ratio of pre-tax income to net
  income                                     1.219         1.219        1.117           --           --           --
                                           -------      --------      -------

PREFERRED DIVIDEND FACTOR                    3,863         9,033        4,775           --           --           --
                                           -------      --------      -------

TOTAL FIXED CHARGES AND PREFERRED
  STOCK DIVIDENDS                          $36,071      $129,515      $97,535      $86,814      $58,302      $42,701
                                           =======      ========      =======      =======      =======      =======

RATIO OF EARNINGS TO FIXED
  CHARGES AND PREFERRED STOCK
  DIVIDENDS                                   1.56          1.56         1.66         1.65         1.95         2.17

(1)  Net income before cumulative effect of accounting change.

                                  FIRST BANCORP
   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS-
                         INCLUDING INTEREST ON DEPOSITS
                                 (In thousands)

                                            3/31/01          2000             1999           1998           1997             1996
                                           ---------       ---------       ---------       ---------      ---------       ---------
EARNINGS:

Net Income                                 $  19,801(1)    $  67,276       $  62,075       $  51,812      $  47,528       $  37,634

Income Taxes                                   4,338          14,761           7,288           4,798          8,125          12,281
                                           ---------       ---------       ---------       ---------      ---------       ---------

Pre-tax income                                24,139          82,037          69,363          56,610         55,653          49,915

Plus:
Fixed Charges                                 76,473         273,764         183,249         157,232        130,449         113,665
                                           ---------       ---------       ---------       ---------      ---------       ---------

TOTAL EARNINGS                             $ 100,612       $ 355,801       $ 252,612       $ 212,793      $ 186,102       $ 163,580

FIXED CHARGES:
Interest expense                           $  76,276       $ 272,615       $ 183,330       $ 155,130      $ 130,429       $ 113,027

Interest capitalized                              --              --              --              --             --              --

Rental expense relating to operating
  leases (1/3 of rentals)                        337           1,347           1,130           1,053            978             965

Net amortized premiums/discounts
  on debt                                       (140)           (198)         (1,211)             --           (958)           (327)

Net capitalized premiums/discounts
  on debt                                         --              --              --              --             --              --
                                           ---------       ---------       ---------       ---------      ---------       ---------
TOTAL FIXED CHARGES BEFORE
  PREFERRED DIVIDENDS                         76,473         273,764         183,249         157,232        130,449         113,665
                                           ---------       ---------       ---------       ---------      ---------       ---------

Preferred Dividend Requirements           3,169         7,408         4,275            --            --            --

Ratio of pre-tax income to net
  income                                  1.219         1.219         1.117            --            --            --
                                        -------      --------      --------

PREFERRED DIVIDEND FACTOR                 3,863         9,033         4,775            --            --            --
                                        -------      --------      --------

TOTAL FIXED CHARGES AND PREFERRED
  STOCK DIVIDENDS                       $80,336      $282,798      $188,024      $157,232      $130,449      $113,665
                                        =======      ========      ========      ========      ========      ========

RATIO OF EARNINGS TO FIXED
  CHARGES AND PREFERRED STOCK
  DIVIDENDS                                1.25          1.26          1.34          1.36          1.43          1.44

(1)  Net income before cumulative effect of accounting change.